                                                                   EXHIBIT 4.2
                           AMENDMENT AGREEMENT NO. 3

                                to that certain

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                            dated as of May 31, 1991

                                      and

                    amended and restated as of April 7, 1992


        This AMENDMENT AGREEMENT NO. 3 (the "AMENDMENT"), dated as of February 10, 1994, among XTRA, Inc. (the "COMPANY"), The First National Bank of Boston, The Bank of California, N.A., ABN AMRO Bank N.V., National Westminster Bank USA (collectively, the "BANKS"), The First National Bank of Boston as bid agent for the Banks (the "BID AGENT") and Continental Bank N.A. as administrative agent for the Banks (the "ADMINISTRATIVE AGENT").

        WHEREAS, the Company, the Banks and the Co-Agents are parties to that certain Revolving Credit and Term Loan Agreement dated as of May 31, 1991 and amended and restated as of April 7, 1992, as amended (as amended and in effect from time to time, the "CREDIT AGREEMENT"), pursuant to which the Banks, upon certain terms and conditions, have agreed to make Loans to the Company; and

        WHEREAS, the Company has requested that the Banks and the Co-Agents agree, and the Banks and the Co-Agents have agreed, on the terms and subject to the conditions set forth herein, to amend the Credit Agreement to reflect certain assignments by Continental Bank N.A.;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        [Section] 1. DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

        [Section] 2. AMENDMENT OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

        (a) The Credit Agreement is hereby amended by (i) deleting the phrase "CONTINENTAL BANK, N.A.," where it appears in the fourth and fifth lines of the preamble thereof, and (ii) deleting the phrase "CONTINENTAL BANK, N.A." where it appears in the eleventh line thereof and substituting therefor "THE FIRST NATIONAL BANK OF BOSTON".

        (b) Section 1 of the Credit Agreement is hereby further amended by deleting the definition of Commitment where it appears therein in its entirety, and substituting therefor the following:

                "COMMITMENT - in relation to any Bank, such Bank's commitment to participate in the revolving credit facility provided under this Agreement upon the terms and subject to the conditions of this Agreement up to and including the amount set opposite its name below (such amount to be deemed reduced by the amount of any reductions of such Bank's Commitment in accordance with the terms of this Agreement), which commitment shall, subject to the terms of [Section] 5.16, terminate on May 31, 1995.

           Bank                                Commitment
           ----                                ----------
          The First National Bank              $30,000,000
           of Boston
          ABN AMRO Bank N.V.                   $20,000,000
          National Westminster Bank USA        $20,000,000
          The Bank of California, N.A.         $20,000,000
                                               -----------
          Total                                $90,000,000"


        (c) Section 1 of the Credit Agreement is hereby further amended by deleting the definition of Commitment Percentage(s) where it appears therein in its entirety, and substituting therefor the following:


                "COMMITMENT PERCENTAGE(S) - with respect to each Bank, the percentage set forth beside its name below (subject to adjustment permitted by the terms hereof):

                                             Commitment
          Bank                               Percentage
          ----                               ----------
          The First National Bank            33.33333334%
            of Boston
          ABN AMRO Bank N.V.                 22.22222222%
          National Westminster Bank USA      22.22222222%
          The Bank of California, N.A.       22.22222222%
                                            -------------
          Total                             100.00000000%"

        (d) Section 22 of the Credit Agreement is hereby amended by deleting clause (c) thereof in its entirety, and substituting therefor the following:

                "(c) if to the Administrative Agent, at 100 Federal Street 01-08-01, Boston, Massachusetts 02110, Attention: Iain C.A. Whitfield, Managing Director, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving notice;"

        [Section] 3. RESIGNATION OF ADMINISTRATIVE AGENT. Continental Bank N.A., as Administrative Agent, hereby resigns as Administrative Agent under the Credit Agreement and the other Loan Documents pursuant to [Section] 16.7 of the Credit Agreement. The Banks hereby appoint The First National Bank of Boston as the successor Administrative Agent and The First National Bank of Boston hereby accepts such appointment. In consideration of The First National Bank of Boston's acceptance of appointment as Administrative Agent, each of the Banks and the Company hereby agrees to indemnify The First National Bank of Boston as Administrative Agent as provided in the Credit Agreement. Section
16.7 of the Credit Agreement requires that a Co-Agent give 30 days prior written notice of its resignation as a Co-Agent. The Banks and the Company hereby waive such provision to the extent necessary to permit the resignation of Continental Bank N.A. as Administrative Agent as set forth herein.

        [Section] 4. AFFIRMATION BY THE COMPANY. The Company hereby affirms its absolute and unconditional promise to pay to the Banks the Loans and all other amounts due under the Credit Agreement, as provided in the Credit Agreement as amended hereby. The Company hereby further affirms that all fees payable to each of the Co-Agents pursuant to the Fee Letter Agreement shall be payable to The First National Bank of Boston as both Bid Agent and Administrative Agent.

        [Section] 5. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Banks as follows:

        (a) The execution and delivery by the Company of this Amendment and all other instruments and agreements required to be executed and delivered by the Company in connection with the transactions contemplated hereby or referred to herein (collectively, the "Amendment Documents"), and the performance by the Company of its obligations and agreements under the Amendment Documents and the Credit Agreement as amended hereby, are within the corporate authority of the Company, have been authorized by all necessary corporate proceedings on behalf of the Company, and do not and will not contravene any provision of law or any of the Company's charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon the Company.

        (b) The Amendment Documents and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

        (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Company of the Amendment Documents or the Credit Agreement as amended hereby, or the consummation by the Company of the transactions among the parties contemplated hereby and thereby or referred to herein.

        (d) The representations and warranties contained in [Section] 9 of the Credit Agreement were correct at and as of the date made. Except to the extent that the facts upon which such representations and warranties were based have changed in the ordinary course of business or were otherwise disclosed in a report filed by the Company or Parent pursuant to the Securities Exchange Act of 1934 (which changes, either singly or in the aggregate, have not been materially adverse), such representations and warranties are also correct at and as of the date hereof.

        (e) The Company has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Default or Event of Default or condition which, with either or both the giving of notice or the lapse of time, would result in a Default or an Event of Default upon the execution and delivery of the Amendment Documents or otherwise.

        [Section] 6. EFFECTIVENESS. This Amendment shall become effective as of the date hereof upon satisfaction of each of the conditions precedent set forth in this [Section] 6.

        (a) DELIVERY. The Company, the Banks and the Co-Agents shall have executed and delivered this Amendment.

        (b) ASSIGNMENT AND ACCEPTANCES. (i) Continental Bank N.A. ("Continental") shall have assigned and sold to the other Banks and the other Banks shall have purchased and assumed from Continental, each Bank to the extent necessary in order to achieve its Commitment Percentage as set forth in the Credit Agreement as amended hereby, 100% of Continental's interests, rights and obligations under the Credit Agreement (including, without limitation, all of Continental's Commitment Percentage and Commitment thereunder and the Revolving Credit Note held by Continental) pursuant to several Assignment and Acceptances, (ii) each such Assignment and Acceptance shall be in full force and effect, (iii) Continental shall have delivered its Revolving Credit Note to the Company for cancellation, (iv) the Company shall have issued to each of the other Banks a Revolving Credit Note in accordance with the terms of the Assignment and Acceptance to which such Bank is a party, and (v) Continental shall have no further interests, rights or obligations under the Credit Agreement or the other Loan Documents. The Banks and the Company hereby waive payment by Continental of the assignment administration fee due under [Section] 17 of the Credit Agreement in connection with each such Assignment and Acceptance.

        (c) PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Amendment and all documents incident thereto shall be reasonably satisfactory in substance and form to the Co-Agents, and the Co-Agents shall have received all information and such counterpart originals or certified or other copies of such documents as the Co-Agents may reasonably request.

        [Section] 7. MISCELLANEOUS PROVISIONS. (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

        (b) This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of The Commonwealth of Massachusetts.

        (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

        (d) The Company hereby agrees to pay to the Co-Agents, on demand by the Co-Agents, all reasonable out-of-pocket costs and expenses incurred or sustained by the Co-Agents in connection with the preparation of this Amendment (including reasonable legal fees).

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                               XTRA, INC.


                               By: /s/ CHRISTOPHER P. JOYCE
                                  -------------------------------
                                Title:  Treasurer

                               THE FIRST NATIONAL BANK OF
                                 BOSTON, as Bid Agent


                               By: /s/ IAIN WHITFIELD
                                  -------------------------------
                                Title: MANAGING DIRECTOR


                               THE FIRST NATIONAL BANK
                                  OF BOSTON, as Administrative Agent

                               By: /s/ IAIN WHITFIELD
                                  -------------------------------
                                Title: MANAGING DIRECTOR


                               THE FIRST NATIONAL BANK
                                 OF BOSTON

                               By: /s/ IAIN WHITFIELD
                                  -------------------------------
                                Title: MANAGING DIRECTOR



                               THE BANK OF CALIFORNIA, N.A.

                               By: /s/ ALISON A. MASON
                                  -------------------------------
                                Title:  CORPORATE BANKING OFFICER



                               ABN AMRO BANK N.V.


                               By: /s/ JAMES E. DAVIS
                                  -------------------------------
                                Title:  VICE PRESIDENT


                               NATIONAL WESTMINSTER BANK USA


                               By: /s/ HARRIS C. MEHOS
                                  -------------------------------
                                Title:  VICE PRESIDENT

        The undersigned hereby joins in this Amendment for purposes of [Section] 3 hereof.

                               CONTINENTAL BANK N.A., as
                                  Administrative Agent


                               By: /s/ BONITA J. ALTHOFF
                                  -------------------------------
                                Title:  VICE PRESIDENT